Exhibit 99

                       DISCUSSION PIECE FOR
                  FINANCIAL ANALYSTS' QUESTIONS

     These materials were derived from public information and were prepared to respond to anticipated questions about the proposed transaction.

                       Proffitt's/Carson's
        LTM Pro Forma Combined Condensed Income Statement
                       As of August 2, 1997
                            (millions)
                                 Proffitt's      Carson's   Pro Forma
                                 ----------      --------   ---------
Net Sales                        $  2,200      $  1,143      $  3,343

EBITDA(a)                        $    213      $    101      $    314

EBITDA % (a)                         9.7%          8.8%          9.4%

Net income (a)                   $     67      $     40      $    107

Fully diluted EPS (b)            $   2.32      $   2.43      $   2.41

Fully diluted shares
  outstanding (b)                    30.2          16.5          45.6

_______________________________
(a) Excludes nonrecurring items.
(b) Before Proffitt's 2-for-1 stock split effective October 15,
1997.


                       Proffitt's/Carson's
        Pro Forma Combined Condensed Capitalization Table
                       As of August 2, 1997
                            (millions)

                              Proffitt's     %            Carson's         %         Pro Forma     %
                              ----------    ---           ---------       ---        ---------    ---
Total Senior Debt                $346       31%              $143         29%          $489        30%

Total Debt                       $457       41%              $143         29%          $600        37%

Shareholders' Equity             $658       59%              $358         71%        $1,016        63%

Note: Adjusted for October 1997 conversion of Proffitt's $86.25 million subordinated debenture.
